Exhibit 2.3
Conditions of the Notes
The following are the Conditions of the Notes which (subject to amendment) will be incorporated by reference into each global Note and will be endorsed upon each definitive Note provided that the applicable Final Terms in relation to any Note may specify other conditions which shall, to the extent so specified or to the extent inconsistent with the following Conditions, replace or modify the following Conditions for the purpose of such Note. The applicable Final Terms will be endorsed upon, or attached to, each global Note and definitive Note.
This Note is one of a Series of Euro Medium Term Notes (all of the Euro Medium Term Notes from time to time issued by whichever of Commonwealth Bank of Australia (“CBA”) or ASB Finance Limited, London Branch, (“ASB Finance” and, together with CBA, the “Issuers”) is specified as the Issuer in the applicable Final Terms (as defined below) which are for the time being outstanding being hereinafter referred to as the “Notes”, which expression shall include (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency of the relevant Notes, (ii) definitive Notes issued in exchange (or part exchange) for a global Note and (iii) any global Note) constituted by a Trust Deed dated 28 October 1992 (as modified and/or restated from time to time, the “Trust Deed”) and most recently made between the Issuers, ASB Bank Limited as guarantor of all amounts payable in respect of Notes issued by ASB Finance (the “Guarantor”) and The Law Debenture Trust Corporation p.l.c. (the “Trustee” which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being trustee or trustees for the holders of the Notes) as trustee for the holders of the Notes (the “Noteholders”). Copies of the Trust Deed together with copies of the Amended and Restated Agency Agreement (the “Agency Agreement”) dated 13 October 2006 and made between the Issuers, the Guarantor, the Trustee, Deutsche Bank AG, London Branch as agent (the “Agent” which expression shall include any successor as agent), Deutsche Bank Luxembourg S.A. as registrar (the “Registrar” which expression shall include any successor as registrar) and the paying agents and transfer agents named therein (the “Paying Agents” and the “Transfer Agents”, which expressions shall include any additional or successor paying agents and transfer agents) are available for inspection at the registered office for the time being of the Trustee, being at the date hereof at Fifth Floor, 100 Wood Street, London EC2V 7EX, and at the specified office of each of the Paying Agents. Copies of the applicable Final Terms are available for viewing at the registered office of CBA at Level 7, 48 Martin Place, Sydney, NSW 2000, Australia and the London Branch Office of ASB Finance (currently Senator House, 85 Queen Victoria Street, London EC4V 4HA) and copies may be obtained from the Agent at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England save that, if this Note is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a prospectus is required to be published under the Prospectus Directive, the applicable Final Terms will only be obtainable by a Noteholder holding one or more Notes and such Noteholder must produce evidence satisfactory to the Issuer, the Guarantor (where the relevant Issuer is ASB Finance) and the Trustee or, as the case may be, and the relevant Paying Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Final Terms which are applicable to them. The statements in the Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed.
As used herein, “Series” means each original issue of Notes together with any further issues expressed to form a single series with the original issue and the terms of which (save for the Issue Date or Interest Commencement Date, as the case may be, the Issue Price and the amount of the first payment of interest (if any), all as indicated in the applicable Final Terms) are otherwise identical (including whether or not they are listed) and shall be deemed to include the temporary and (where applicable) permanent global Notes and the definitive Notes of such issues and the expressions “Notes of this Series” and “holders of Notes of this Series” and related expressions shall be construed accordingly. As used herein, “Tranche” means all Notes of the same Series with the same Issue Date.
The applicable Final Terms (which term, as used herein, means, in relation to this Note, Part A of the Final Terms attached hereto or endorsed hereon) may specify other Conditions which shall, to the extent so specified or to the extent inconsistent with these Conditions, replace these Conditions for the purposes of this Note.

If this Note is issued by CBA, references in these Conditions to Guarantor and Guarantee, and related expressions, are not applicable. The Noteholders, the holders for the time being of the Receipts (as defined below) (the “Receiptholders”), the holders for the time being of the Coupons (as defined below) (the “Couponholders”) and the holders for the time being of the Talons (as defined below) (the “Talonholders”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions relating to the Notes contained in the Trust Deed, the applicable Final Terms and the Agency Agreement which are applicable to them. Words and expressions defined in the Trust Deed or defined or set out in the applicable Final Terms shall have the same meanings where used in these Conditions unless the context otherwise requires or unless otherwise stated. Copies of the applicable Final Terms are available for inspection by the holders of Notes of this Series at the office of the Agent set out at the end of these Conditions. The statements in these Conditions are summaries of the detailed provisions of the Trust Deed which provisions shall have precedence over these Conditions if there is any inconsistency.
Form, Denomination and Title
The Notes of this Series are Bearer Notes and/or Registered Notes as specified in the applicable Final Terms and are in the Specified Currency and in the Specified Denomination(s). Definitive Notes of this Series (if issued) will be serially numbered. This Note is an Unsubordinated Note or a Subordinated Note as indicated in the applicable Final Terms. This Note is also a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, a Low Interest (discount) Note, a High Interest (premium) Note, an Index Linked Interest Note, a Dual Currency Interest Note or any appropriate combination thereof depending upon the Interest Basis specified in the applicable Final Terms and is a Dual Currency Redemption Note, an Index Linked Redemption Note, an Instalment Note or a Partly-Paid Note, or a combination of any of the foregoing, depending on the Redemption/Payment Basis specified in the applicable Final Terms. If this Note is a definitive Bearer Note, it is issued with Coupons for the payment of interest (“Coupons”) and, if applicable, Talons for further Coupons (“Talons”) attached, unless it is a Zero Coupon Note in which case references to interest (other than in relation to interest due after the Maturity Date) and Coupons or Talons in these Conditions are not applicable. If this Note is a definitive Bearer Note redeemable in instalments, it is issued with Receipts (“Receipts”) for the payment of instalments of principal prior to the final Maturity Date attached. Wherever Dual Currency Notes, Index Linked Notes, Low Interest (discount) Notes or High Interest (premium) Notes are issued to bear interest on a fixed or floating rate basis or on a non-interest-bearing basis, the provisions in these Conditions relating to Fixed Rate Notes, Floating Rate Notes and Zero Coupon Notes respectively shall, where the context so admits, apply to such Dual Currency Notes, Index Linked Notes, Low Interest (discount) Notes or High Interest (premium) Notes. In the case of Dual Currency Notes, references to the Specified Currency in relation to any payment or calculation of a payment are to the currency in which that payment is required to be made. This Note is also an Index Linked Note where payment in respect of principal (each an “Index Linked Redemption Note”) and/or interest (each an “Index Linked Interest Note”) is linked to an Index and/or a Formula, and the appropriate provisions of these Conditions will apply accordingly. References in these Conditions, except in this paragraph, Condition 7 and Condition 10, to Coupons or Couponholders shall be deemed to include references to Talons or Talonholders and Receipts or Receiptholders.
Subject as set out below, title to the definitive Bearer Notes and the Coupons will pass by delivery and title to the definitive Registered Notes will pass upon the registration of transfers in accordance with the provisions of the Agency Agreement and the Trust Deed. The holder of each Coupon, whether or not such Coupon is attached to a Bearer Note, in his capacity as such, shall be subject to, and bound by, all the provisions contained in the relevant Note. Subject as set out below, the Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Trustee, any Paying Agent and any Transfer Agent may (to the fullest extent permitted by applicable laws) deem and treat the bearer of any Bearer Note or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not such Note or Coupon shall be overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out below.
For so long as any Notes are represented by a global Note held on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking société anonyme (“Clearstream, Luxembourg”), each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Trustee and any Paying Agent as the holder of such nominal amount of Notes for all purposes other than with respect to payments on the Notes for which purpose the bearer of the relevant global Note shall be treated by the Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Trustee and any Paying Agent as the holder of such Notes in accordance with and subject to the terms of the relevant global Note and the Trust Deed and the terms “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly.
Any reference herein to Euroclear and/or Clearstream, Luxembourg shall, except in the preceding paragraph and in Condition 16, wherever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Trustee and specified in the applicable Final Terms. Notes which are represented by a global Note held on behalf of Euroclear and/or Clearstream, Luxembourg will only be transferable in accordance with the rules and procedures for the time being of Euroclear and/or Clearstream, Luxembourg, as the case may be.
2 Transfer and Exchange
(a) A Registered Note may be transferred in whole or in part (in the nominal amount of the lowest Specified Denomination or any integral multiple thereof) by the deposit by the transferor of the Registered Note for registration of the transfer at the specified office of a Transfer Agent with the form of transfer endorsed on the Registered Note duly completed and executed by or on behalf of the transferor and upon the relevant Transfer Agent (after due and careful enquiry) being satisfied with the documents of title and the identity of the person making the request and subject to such reasonable regulations as the Issuer and the Registrar may (with the prior approval of the Trustee) prescribe. Subject as provided above, the relevant Transfer Agent will, within fourteen days of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), deliver at its specified office to the transferee or (at the risk of the transferee) send by mail to such address as the transferee may request a new Registered Note of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Registered Note, a new Registered Note in respect of the balance of the Registered Note not transferred will be so delivered or (at the risk of the transferor) sent to the transferor.
(b) A definitive Bearer Note (provided that all unmatured Coupons appertaining to the definitive Bearer Note are attached) may, where the applicable Final Terms so permits, be exchanged for a Registered Note of a like aggregate nominal amount by surrender of the definitive Bearer Note and Coupons to a Transfer Agent at its specified office, together with a written request for the exchange in the form for the time being available from the specified office of any Transfer Agent, provided that a definitive Bearer Note surrendered in exchange for a Registered Note after a Record Date (as defined in Condition 7(b)) and on or before the next following Interest Payment Date is not required to be surrendered with the Coupon maturing on the Interest Payment Date. Interest on a Registered Note issued on exchange will accrue as from that immediately preceding Interest Period End Date, except where issued in respect of a definitive Bearer Note surrendered after a Record Date and on or before the next following Interest Payment Date, in which event interest shall accrue as from the Interest Period End Date next following the date of exchange. Within fourteen days of the request, the relevant Transfer Agent will deliver at its specified office to the holder or (at the risk of the holder) send by mail to such address as may be specified by the holder in the request a Registered Note of a like aggregate nominal amount to the definitive Bearer Note exchanged.
(c) No exchange of a Registered Note for a definitive Bearer Note will be permitted. Definitive Bearer Notes of one Specified Denomination may not be exchanged for definitive Bearer Notes of another Specified Denomination.
(d) In the event of a partial redemption of Notes under Condition 6(c), the Issuer shall not be required:

(i) to register the transfer of Registered Notes (or parts of Registered Notes) or to exchange definitive Bearer Notes for Registered Notes during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive); or
(ii) to register the transfer of any Registered Note, or part of a Registered Note, called for partial redemption; or
(iii) to exchange any definitive Bearer Note called for partial redemption; except that a definitive Bearer Note called for partial redemption may be exchanged for a Registered Note which is simultaneously surrendered not later than the relevant Record Date.
(e) Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer or any exchange as provided above, except for any costs or expenses of delivery other than at the specified office of a Transfer Agent or by regular mail and except that the Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration or exchange.
(f) The names of the initial Registrar and other initial Transfer Agents and their initial specified offices in respect of this Series of Notes are set out at the end of these Conditions. Each of the Issuer and the Guarantor (where the relevant Issuer is ASB Finance) reserves the right, subject to the approval of the Trustee, at any time to vary or terminate the appointment of the Registrar or any other Transfer Agent and to appoint another Registrar or additional or other Transfer Agents provided that it will at all times maintain a Registrar and another Transfer Agent each having a specified office in a place approved by the Trustee which, in the case of the Registrar and so long as any Notes of this Series are admitted to the official list (the “Official List”) of the UK Listing Authority and to trading on the London Stock Exchange plc’s market for listed securities or on another stock exchange, shall be in London or such other place as may be required by that stock exchange. Notice of any termination or appointment and of any changes in specified offices will be given to the holders of the Notes of this Series promptly by the Issuer in accordance with Condition 16.
3 Status of the Notes and the Guarantee, Subordination and ASB Finance Covenant
(a) Status of the Unsubordinated Notes If the Notes of this Series are Unsubordinated Notes, the Notes of this Series and the relative Coupons (if any) are direct, unconditional and unsecured obligations of the Issuer and rank without any preference or priority among themselves and pari passu with all other present and future unsecured and unsubordinated obligations (other than in respect of statutorily preferred creditors) of the Issuer subject to the provisions of the following paragraphs (if the Issuer is CBA) and of Condition 4.
If the Issuer is CBA, section 13A(3) of the Banking Act 1959 of the Commonwealth of Australia provides that, in the event of a bank becoming unable to meet its obligations or suspending payment, the assets of the bank in Australia shall be available to meet its deposit liabilities in Australia in priority to all other liabilities of the bank.
If the Issuer is CBA, section 16(2) of the Banking Act 1959 of the Commonwealth of Australia provides that, despite anything contained in any law relating to the winding up of companies, but subject to section 13A(3) of the Banking Act 1959, the debts of a bank to the Australian Prudential Regulatory Authority (“APRA”) in respect of APRA’s costs (including costs in the nature of remuneration and expenses) of being in control of a bank’s business or of having an administrator in control of a bank’s business have priority in a winding up of the bank over all other unsecured debts.
If the Issuer is CBA, section 86 of the Reserve Bank Act 1959 of the Commonwealth of Australia provides that notwithstanding anything contained in any law relating to the winding up of companies, but subject to section 13A(3) of the Banking Act 1959, debts due to the Reserve Bank of Australia by a bank shall, in the winding up, have priority over all other debts other than debts due to the Commonwealth of Australia.

(b) Status and Subordination of the Subordinated Notes
If the Notes of this Series are Subordinated Notes issued by CBA, the Notes of this Series and the relative Coupons (if any) will, in the event of the winding up of CBA, be unsecured and subordinated obligations of CBA.
Accordingly, in the event of the winding up of CBA, all amounts paid from the assets of CBA to the Trustee will be held on trust for the Other Creditors admitted in the winding up of CBA upon the terms set out in clause 9(B) of the Twentieth Supplemental Trust Deed.
For the purposes of the Notes, “Other Creditors” means all creditors of CBA (including but not limited to the depositors of CBA in Australia) other than:
(i) the holders of the Notes of this Series;
(ii) creditors whose claims against CBA by the terms of any agreement, deed or instrument applicable to such creditors rank pari passu with the claims of the holders of the Notes of this Series; and
(iii) creditors whose claims against CBA by the terms of any agreement, deed or instrument applicable to such creditors rank junior to the claims of the holders of the Notes of this Series.
The Notes of this Series shall rank pari passu with all other present and future outstanding unsecured subordinated indebtedness of CBA unless the terms of such other unsecured subordinated indebtedness of CBA expressly provide for it to rank ahead of or junior to the Notes of this Series. The Notes of this Series shall rank senior to all share capital of CBA (including without limitation preference shares, if any, of CBA).
The Notes of this Series do not represent a deposit liability of CBA for the purposes of the Banking Act 1959 of the Commonwealth of Australia.
Section 13A(3) of the Banking Act 1959 of the Commonwealth of Australia provides that, in the event of a bank becoming unable to meet its obligations or suspending payment, the assets of the bank in Australia shall be available to meet its deposit liabilities in Australia in priority to all other liabilities of the bank.
Section 16(2) of the Banking Act 1959 of the Commonwealth of Australia provides that, despite anything contained in any law relating to the winding up of companies, but subject to section 3A(3) of the Banking Act of 1959, the debts of a bank to the APRA in respect of APRA’s costs (including costs in the nature of remuneration and expenses) of being in control of a bank’s business or of having an administrator in control of a bank’s business have priority in a winding up of the bank over all other unsecured debts.
Section 86 of the Reserve Bank Act 1959 of the Commonwealth of Australia provides that notwithstanding anything contained in any law relating to the winding up of companies, but subject to Section 13A(3) of the Banking Act 1959, debts due to the Reserve Bank of Australia by a bank shall, in the winding up, have priority over all other debts other than the debts due to the Commonwealth of Australia.
Nothing in the Conditions of the Notes of this Series shall be construed or deemed to limit the amount of senior debt, deposits and other obligations which rank senior to the Notes of this Series, including other unsecured subordinated obligations of CBA ranking senior to the Notes of this Series, that may be hereafter incurred or assumed by CBA.
Subject to applicable law, no holder of the Notes of this Series may exercise or claim any right of set-off in respect of any amounts owed to it by CBA arising under or in connection with the Notes of this Series and each such holder shall, by virtue of his subscription, purchase or holding of any such Note of this Series, be deemed to have waived all such rights of set-off.
Notwithstanding anything else in these Conditions, the obligations of CBA to make payments of interest in respect of the Notes of this Series is conditional upon CBA being Solvent at the time of payment. No interest is payable at any time with respect to the Notes of this Series except to the extent that CBA may make the payment and still be Solvent immediately after doing so.

If CBA would not remain Solvent after payment of the whole of any interest amount referred to above, but would remain Solvent immediately after payment of a portion of those moneys, then that proportion of the amounts payable to holders of any Notes of this Series will be due to and paid to those holders rateably (as to their respective due proportion only). For the purposes of this Condition, CBA is taken to be “Solvent” if: (a) it is able to pay its debts to Unsubordinated Creditors as they fall due; and (b) its Assets exceed its Liabilities.
A report as to whether CBA is Solvent signed by 2 Authorised Officers of CBA or the auditors of CBA or, if CBA is being wound up, its liquidator, will, unless the contrary is proved, be evidence of the information set out in that report. Neither the Trustee nor any Paying Agent is obliged to obtain any such report prior to any due date for payment on the Notes or at any other time. In the absence of such a report the Trustee and the holder of any Note is entitled to assume (unless the contrary is proved) that CBA is and will after any payment be Solvent.
For the purpose of this Condition:
“Assets” means the unconsolidated gross assets of CBA as shown by the latest published audited accounts of CBA as adjusted for events subsequent to the date of such accounts in the manner and to the extent the directors, the auditor or, if relevant, the liquidator, of CBA determines to be appropriate; and
“Liabilities” means the unconsolidated gross liabilities of CBA as shown by the latest published audited accounts of CBA as adjusted for events subsequent to the date of such accounts in the manner and to the extent the directors, the auditor or, if relevant, the liquidator, of CBA determines to be appropriate.
If the Notes of this Series are Subordinated Notes issued by ASB Finance, the status and subordination of the Notes of this Series will be as set out in the applicable Final Terms.
(c) Status of the Guarantee
The Guarantor has, in the Trust Deed, unconditionally and irrevocably guaranteed the due and punctual payment of the principal of, and interest on, all Notes issued by ASB Finance and all other amounts payable by ASB Finance under or pursuant to the Trust Deed (the “Guarantee”).
The obligations of the Guarantor under the Guarantee constitute:
(i) in the case of Senior Notes issued by ASB Finance, direct, unconditional and unsecured obligations of the Guarantor and will rank without any preference or priority amongst themselves and pari passu with all other present and future unsecured and unsubordinated obligations (other than statutorily preferred creditors) of the Guarantor subject as provided in Condition 4.
(ii) in the case of Subordinated Notes issued by ASB Finance, unconditional and unsecured obligations of the Guarantor and will rank as set out in the applicable Final Terms and a supplemental trust deed.
(d) Issuer Covenant
If the Issuer of the Notes is ASB Finance, it covenants that the proceeds of any issue will be lent to the Guarantor pursuant to a loan agreement in the same currency and on the same financial terms with the addition of such margin or amounts as the Issuer may determine.
4 Negative Pledge
(a) Unsubordinated Notes
If the Notes of this Series are Unsubordinated Notes, as long as any of the Notes of this Series or the relative Coupons (if any) remains outstanding (as defined in the Trust Deed):
(i) the Issuer will not create or have outstanding any mortgage, pledge or other charge, upon or with respect to, any of its present or future assets or revenues to secure repayment of, or to secure any guarantee or indemnity in respect of, any external indebtedness without, at the same time, according to the Notes of this Series the same security or such other security as shall in the opinion of the Trustee be not materially less beneficial to the interests of the holders of the Notes of this Series or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the holders of the Notes of this Series; and
(ii) the Guarantor (where the Issuer of the Unsubordinated Notes is ASB Finance), will not create or have outstanding any mortgage, pledge or other charge, upon or with respect to, any of its present or future assets or revenues to secure repayment of, or to secure any guarantee or indemnity in respect of, any external indebtedness without, at the same time, according to the Guarantee of the Notes of this Series the same security or such other security as shall in the opinion of the Trustee be not materially less beneficial to the interests of the holders of the Notes of this Series or as shall be approved by an Extraordinary Resolution of the holders of the Notes of this Series.
(b) Subordinated Notes
If the Notes of this Series are Subordinated Notes, this Condition 4 shall not be applicable to the Notes of this Series.
(c) Interpretation
For the purpose of this Condition “external indebtedness” means any obligation for the repayment of borrowed money in the form of or represented by bonds, notes, debentures or other securities:
(i) which are initially offered outside the Commonwealth of Australia (if the Issuer is CBA) or New Zealand (if the Issuer is ASB Finance) with the consent of the Issuer in an amount exceeding 50 per cent. of the aggregate nominal amount of the relevant issue; and
(ii) which are, or are capable of being, quoted, listed or ordinarily traded on any stock exchange or on any recognised securities market.
5 Interest
(a) Interest on Fixed Rate Notes
(1) Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly-Paid Note, the amount paid up) from and including the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest specified in the applicable Final Terms. Interest will accrue in respect of each Interest Period (which expression shall in these Conditions mean the period from (and including) an Interest Period End Date (or if none the Interest Commencement Date) to (but excluding) the next (or first) Interest Period End Date (each such latter date the “Interest Period End Final Date” for the relevant Interest Period)). Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date. If an Interest Payment Date falls after the Interest Period End Final Date in respect of the relevant Interest Period, no additional interest or other amount shall be payable as a result of such interest being payable on such later date.
If Fixed Coupon Amount is specified in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Interest Period ending on (but excluding) the Interest Period End Final Date in respect of such Interest Period will amount to the Fixed Coupon Amount or the Broken Amount (if any) so specified.
Interest will be paid subject to and in accordance with the provisions of Condition 7 (unless otherwise specified in the applicable Final Terms). Interest will cease to accrue on each Fixed Rate Note (or, in the case of the redemption of part only of a Fixed Rate Note, that part only of such Note) on the due date for redemption thereof or, if different, the last Interest Period End Date in respect thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event interest will continue to accrue (as well after as before any judgment) until, but excluding, whichever is the earlier of (A) the day on which all sums due in respect of such Fixed Rate Note up to that day are received by or on behalf of the holder of such Fixed Rate Note and (B) the day which is seven days after the date on which the Agent has notified the holder in accordance with Condition 16 that it has received all sums due in respect thereof up to that date.

(2) If Business Day Convention is specified in the applicable Final Terms as applying to an Interest Period End Date or if interest is required to be calculated for a period (the “Relevant Period”) other than a full Interest Period, the amount of interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.
In this Condition 5(a), each of “Day Count Fraction” and “Business Day Convention” has the meaning given to it in Condition 5(c).
In these Conditions “sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.
(b) Interest on Floating Rate Notes and Index Linked Interest Notes
(1) Interest Period End Dates and Interest Payment Dates
Each Floating Rate Note and Index Linked Interest Note bears interest on its nominal amount from time to time outstanding (or, if it is a Partly-Paid Note, the amount paid up) in respect of each Interest Period (which expression shall in these Conditions mean the period from (and including) a Specified Interest Period End Date (or if none the Interest Commencement Date to (but excluding) the next (or first) Specified Interest Period End Date (each such latter date the “Interest Period End Final Date” for the relevant Interest Period)). For the purposes of this Condition 5(b), “Interest Period End Date” shall mean either:
(A) the Specified Interest Period End Date(s) in each year specified in the applicable Final Terms; or
(B) if no Specified Interest Period End Date(s) is/are specified in the applicable Final Terms, each date which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Period End Date, after the Interest Commencement Date. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date. If an Interest Payment Date falls after an Interest Period End Final Date in respect of the relevant Interest Period, no additional interest or other amount shall be payable as a result of such interest being payable on such later date.
(2) Interest Payments and Accrual
Interest will be paid subject to and in accordance with the provisions of Condition 7 (unless otherwise specified in the applicable Final Terms). Interest will cease to accrue on each Floating Rate Note or Index Linked Interest Note (or, in the case of the redemption of part only of a Floating Rate Note or Index Linked Interest Note, that part only of such Note) on the Interest Period End Final Date for the last Interest Period unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event interest will continue to accrue (as well after as before any judgement) until, but excluding, whichever is the earlier of (A) the day on which all sums due in respect of such Floating Rate Note or Index Linked Interest Note up to that day are received by or on behalf of the holder of such Floating Rate Note or Index Linked Interest Note and (B) the day which is seven days after the date on which the Agent has notified the holder in accordance with Condition 16 that it has received all sums due in respect thereof up to that date.
(3) Rate of Interest
The Rate of Interest payable from time to time in respect of each Floating Rate Note and Index Linked Interest Note will be determined in the manner specified in the applicable Final Terms.
(4) ISDA Determination for Floating Rate Notes
Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period specified in the applicable Final Terms will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin

(if any). For the purposes of this Condition 5(b)(4), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent or other person specified in the applicable Final Terms under an interest rate swap transaction if the Agent or that other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes, (the “ISDA Definitions”) and under which:
(A) the Floating Rate Option is as specified in the applicable Final Terms;
(B) the Designated Maturity is a period specified in the applicable Final Terms; and
(C) the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (LIBOR) for a currency or on the Euro-zone inter-bank offered rate (EURIBOR) for calculations of payments in euro, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms. For the purposes of this Condition 5(b)(4), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.
When this Condition 5(b)(4) applies, in respect of each relevant Interest Period:
(i) the Rate of Interest for such Interest Period will be the rate of interest determined by the Agent or other person specified in the applicable Final Terms in accordance with this Condition 5(b)(4); and
(ii) the Agent or other person specified in the applicable Final Terms will be deemed to have discharged its obligations under Condition 5(b)(8) in respect of the determination of the Rate of Interest if it has determined the Rate of Interest in respect of such Interest Period in the manner provided in this Condition 5(b)(4).
(5) Screen Rate Determination for Floating Rate Notes
Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:
(A) the offered quotation; or
(B) the arithmetic mean (rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards) of the offered quotations, (expressed as a percentage rate per annum) for the Reference Rate (specified in the applicable Final Terms) which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent or other person specified in the applicable Final Terms. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest rate, one only of such rates) and the lowest (or, if there is more than one such lowest rate, one only of such rates) shall be disregarded by the Agent or that other person for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.
The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (A) above, no such offered quotation appears or, in the case of (B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph. Such provisions will apply to each Floating Rate Note where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined.
If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.
(6) Minimum and/or Maximum Rate of Interest

If the applicable Final Terms specifies a minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of any such Interest Period determined in accordance with the above provisions is less than such minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such minimum Rate of Interest. If the applicable Final Terms specifies a maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of any such Interest Period determined in accordance with the above provisions is greater than such maximum Rate of Interest, the Rate of Interest for such Interest Period shall be the maximum Rate of Interest.
(7) Business Day, Interest Determination Date and Relevant Screen Page
(i) In this Condition, “Business Day” has the meaning given to it in Condition 5(c).
(ii) In this Condition, “Interest Determination Date” has the meaning set out in the applicable Final Terms.
(iii) In this Condition, “Relevant Screen Page” has the meaning set out in the applicable Final Terms.
(8) Determination of Rate of Interest and Calculation of Interest Amount
The Agent, in the case of Floating Rate Notes, the Calculation Agent specified in the applicable Final Terms, in the case of Index Linked Interest Notes, or other person specified in the applicable Final Terms will, as soon as practicable after 11.00 a.m. (London time) (or, if different, such other time as is customary in the principal financial centre of the country of the Specified Currency) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of each Specified Denomination (each an “Interest Amount”) for the relevant Interest Period.
Each Interest Amount shall be calculated by applying the Rate of Interest to a Specified Denomination, multiplying such sum by the applicable Day Count Fraction (as defined in Condition 5(c)), and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. The determination of the Rate of Interest and calculation of each Interest Amount by the Agent or other person specified in the applicable Final Terms shall (in the absence of manifest error) be final and binding upon all parties.
(9) Notification of Rate of Interest and Interest Amount
The Agent will cause the Rate of Interest and the Interest Amount for each Interest Period and the relevant Interest Period End Date and, if different, the relevant Interest Payment Date to be notified to the Issuer, the Trustee and, in the case of Floating Rate Notes or Index Linked Interest Notes which are listed on a stock exchange, that stock exchange as soon as possible but in any event not later than the second Business Day after their determination and will cause notice of such information to be given to the holders of the Notes of this Series in accordance with Condition 16 not later than the fourth Business Day after their determination. Each Interest Amount, Interest Period End Date and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notification as aforesaid in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to any stock exchange on which the Notes affected thereby are for the time being listed.
(10) Determination or Calculation by Trustee
If for any reason the Agent, the Calculation Agent or other person specified in the applicable Final Terms does not at any time determine the Rate of Interest or calculate any Interest Amount as provided in this Condition, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition 5 but subject always to any minimum or maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances and/or, as the case may be, the Trustee shall calculate the Interest Amount in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent, the Calculation Agent or other person specified in the applicable Final Terms.
(11) Notifications, etc. to be final
All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition by the Agent, the

Calculation Agent or the Trustee will (in the absence of default, bad faith or manifest error by them or any of their directors, officers, employees or agents) be binding on the Issuer, the Guarantor (where the relevant Issuer is ASB Finance), the Trustee, the Agent, the Calculation Agent, the Paying Agents and all holders of the Notes of this Series and Coupons relating thereto and (in the absence of any default, bad faith or manifest error as referred to above) no liability to the Issuer, the Guarantor (where the relevant Issuer is ASB Finance) or the holders of the Notes of this Series and Coupons relating thereto shall attach to the Agent, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by them of their powers, duties and discretions under this Condition.
(c) Day Count Fraction and Business Day Convention
(i) Day Count Fraction
“Day Count Fraction” means, unless otherwise specified in the applicable Final Terms:
(1) if “Actual/365” or “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in, for the purposes of Condition 5(a), the Interest Period or the Relevant Period, as the case may be, and, for the purposes of Condition 5(b), the Interest Period, in each case divided by 365 (or, if any portion of the relevant period falls in a leap year, the sum of (A) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365);
(2) if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in, for the purposes of Condition 5(a), the Interest Period or the Relevant Period, as the case may be, and, for the purposes of Condition 5(b), the Interest Period, in each case divided by 365;
(3) if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in, for the purposes of Condition 5(a), the Interest Period or the Relevant Period, as the case may be, and, for the purposes of Condition 5(b), the Interest Period, in each case divided by 365 or, in the case of the relevant period falling in a leap year, 366;
(4) if “Actual/360” is specified in the applicable Final Terms, the actual number of days in, for the purposes of Condition 5(a), the Interest Period or the Relevant Period, as the case may be, and, for the purposes of Condition 5(b), the Interest Period, in each case divided by 360;
(5) if “30/360 (Floating)”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month);
(6) if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in, for the purposes of Condition 5(a), the Interest Period or the Relevant Period, as the case may be, and, for the purposes of Condition 5(b), the Interest Period, in each case divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the relevant period, unless, in the case of the final relevant period, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month);
(7) if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:
(A) in the case of Notes where the number of days in the Interest Period or the Relevant Period, as the case may be, from (and including) the most recent Interest Period End Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of:

(1) the number of days in such Determination Period and
(2) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; or
(B) in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
(1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and
(2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and
(8) if “30/360 (Fixed)” or “30/360, unadjusted” is specified in the applicable Final Terms, the number of days in the Interest Period or the Relevant Period, as the case may be, (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360. “Determination Period” means the period from (and including) a Determination Date (as specified in the applicable Final Terms) to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Period End Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).
(ii) Business Day Convention
If any Interest Period End Date (or other date) which is specified in the applicable Final Terms to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:
(1) in the case where a Specified Period is specified in accordance with Condition 5(b)(1)(B) above, the Floating Rate Convention, such Interest Period End Date (or other date) shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (a) such Interest Period End Date (or other date) shall be brought forward to the immediately preceding Business Day and (b) after the foregoing paragraph (a) shall have applied, each subsequent Interest Period End Date (or other date) shall be the last Business Day of the last month which falls in the Interest Period after the preceding applicable Interest Period End Date occurred; or
(2) the Following Business Day Convention, such Interest Period End Date (or other date) shall be postponed to the next day which is a Business Day; or
(3) the Modified Following Business Day Convention, such Interest Period End Date (or other date) shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Period End Date (or other date) shall be brought forward to the immediately preceding Business Day; or
(4) the Preceding Business Day Convention, such Interest Period End Date (or other date) shall be brought forward to the immediately preceding Business Day.
In this Condition:
“Business Day” means (unless otherwise stated in the applicable Final Terms):
(A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and, if any Additional Business Centre(s) is specified in the applicable Final Terms, in such Additional Business Centre(s); and
(B) either (1) in relation to any sum payable in a Specified Currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (“TARGET”) is open.
(d) Zero Coupon Notes, Low Interest (discount) Notes and High Interest (premium) Notes Where a Zero Coupon Note, Low Interest (discount) Note or High Interest (premium) Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortised Face Amount of such Note as determined in accordance with Condition 6(f). As from the Maturity Date any overdue principal of such Note shall bear interest at a rate per annum equal to the Amortisation Yield. Such interest shall continue to accrue (as well after as before any judgment) until whichever is the earlier of (A) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note and (B) the day which is seven days after the date on which the Agent has notified the holder in accordance with Condition 16 that it has received all sums due in respect thereof up to that date. Unless otherwise specified in the applicable Final Terms, such interest will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.
(e) Dual Currency Interest Notes
In the case of Dual Currency Interest Notes where the rate of interest falls to be determined by reference to the Rate of Exchange, the provisions for determining the rate of interest, accrual of interest, calculation of interest amounts, determination of interest payment dates and other relevant provisions shall be specified in the applicable Final Terms and payment shall be made in accordance with Condition 7.
(f) Partly-Paid Notes
In the case of Partly-Paid Notes (other than Partly-Paid Notes which are Zero Coupon Notes) interest will accrue on the paid up nominal amount of such Notes and otherwise as indicated in the applicable Final Terms.
6 Redemption and Purchase
(a) Final Redemption
Unless previously redeemed or purchased and cancelled as provided below, each Note of this Series will be redeemed at its Final Redemption Amount in the relevant Specified Currency on the Maturity Date (as specified in the applicable Final Terms).
(b) Redemption for Tax Reasons
The Notes of this Series may be redeemed, subject to the prior consent of APRA if the Notes of this Series are Subordinated Notes issued by CBA, at the option of the Issuer in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes, Index Linked Interest Notes and Dual Currency Interest Notes) or on any Interest Period End Date (in the case of Floating Rate Notes, Index Linked Interest Notes and Dual Currency Interest Notes), on giving not less than 30 nor more than 60 days’ notice in accordance with Condition 16 (which notice shall be irrevocable), at the Early Redemption Amount provided in, or calculated in accordance with, paragraph (g) or (h) (as applicable) below, together with (if provided in such paragraphs) interest accrued up to, but excluding, the date fixed for redemption, if the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) satisfies the Trustee immediately prior to the giving of such notice that (i) it has or will become obliged to pay additional amounts as provided or referred to in Condition 9 or the Guarantor (in the case of Notes issued by ASB Finance) would be unable for reasons outside its control to procure payment by ASB Finance and in making payment itself would be required to pay such additional amounts or (ii) (if the Issuer is ASB Finance) in order to reduce the applicable level of any New Zealand non-resident withholding tax (under current law or change of law) to zero, the Issuer becomes obliged to pay approved issuer levy at a rate exceeding the rate of the levy being charged at the date of issue of the Notes under section 86J of the Stamp and Cheque Duties Act 1971 of New Zealand or

incurs any other cost in excess of that applicable under New Zealand law at the date of issue of the Notes, in each case as a result of any change in, or amendment to, the laws or regulations of the Commonwealth of Australia (if the Issuer is CBA) or New Zealand or the United Kingdom (if the Issuer is ASB Finance) or (in either case) a Taxing Jurisdiction (as defined in Condition 9) or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including the manner of exercising any official discretion thereunder), which change or amendment becomes known generally or to the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) on or after the Issue Date (or, in the case of a second or subsequent Tranche of Notes of this Series, the Issue Date for the original Tranche) provided that no such notice of redemption shall be given in respect of the Notes of this Series earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) would be obliged to pay such additional amounts and, for the purpose only of determining the earliest date on which such notice may be given, it shall be deemed that a payment, in respect of which the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) would be obliged to pay such additional amounts, is due in respect of the Notes of this Series on the day on which any such change or amendment becomes effective.
(c) Redemption at the Option of the Issuer (Issuer Call)
If Issuer Call is specified in the applicable Final Terms, the Issuer may, subject to the prior written consent of APRA if the Notes of this Series are Subordinated Notes issued by CBA, on any Optional Redemption Date specified in the applicable Final Terms at its option, on giving not less than five Business Days’ notice or such other notice period specified in the applicable Final Terms to the holders of the Notes of this Series (which notice shall be irrevocable) in accordance with Condition 16, redeem all or from time to time some only of the Notes of this Series then outstanding on the relevant Optional Redemption Date and at the Optional Redemption Amount indicated in the applicable Final Terms together with (in the case of Fixed Rate Notes) interest accrued up to, but excluding, the relevant Optional Redemption Date. In the event of a redemption of some only of such Notes, such redemption must be for an amount being equal to the Minimum Redemption Amount or a Higher Redemption Amount (if any) specified in the applicable Final Terms. In the case of a partial redemption of Notes, Notes to be redeemed will be selected individually by lot in such place as the Trustee may approve and in such manner as the Trustee shall deem to be appropriate and fair (without involving any part only of a Bearer Note) not less than 40 days prior to the date fixed for redemption. In the case of a partial redemption where some or all of the Notes are represented by a global Note held on behalf of Euroclear and/or Clearstream, Luxembourg, such redemption with respect to those Notes will take place in accordance with the procedures of Euroclear and/or Clearstream, Luxembourg from time to time. Each notice of redemption will specify the date fixed for redemption and, in the case of a partial redemption, the aggregate nominal amount, and, where some or all of the Notes are in definitive form, the serial numbers, of the Notes to be redeemed and, in each case, the aggregate nominal amount of the Notes of this Series which will be outstanding after the partial redemption. In addition, in the case of a partial redemption of a Series of Notes which includes Registered Notes, the Issuer will publish an additional notice of redemption not less than 80 nor more than 95 days before the date fixed for redemption which notice will specify the period during which exchanges or transfers of Notes may not be made as provided in Condition 2.
(d) Redemption at the Option of the Noteholders (Investor Put)
If Investor Put is specified in the applicable Final Terms, upon any Noteholder giving to the Issuer in accordance with Condition 16 not less than 30 nor more than 60 days’ notice (the “notice period”), the Issuer will, upon the expiry of such notice redeem in whole (but not in part) the Notes the subject of the notice on the Optional Redemption Date and at the Optional Redemption Amount indicated in the applicable Final Terms together with (in the case of Fixed Rate Notes) interest accrued up to, but excluding, the Optional Redemption Date.
To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form, and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of any Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) on any business day (as defined in Condition 7(h)) falling within the notice period a duly signed and completed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or from the Registrar (a “Put Notice”) and, in the case of a Put Notice in respect of Bearer

Notes, in which the holder must specify a bank account outside Australia to which payment is to be made under this Condition. If this Note is in definitive form, the Put Notice must be accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control.
If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time and, if this Note is represented by a Global Note, at the same time present or procure the presentation of the relevant Global Note to the Agent for notation accordingly.
A Put Notice or other notice given by a holder of any Note pursuant to this Condition 6(d), once delivered, shall be irrevocable and the Issuer shall redeem all Notes delivered therewith on the applicable redemption date.
(e) Final Terms
The applicable Final Terms indicates that either (1) this Note cannot be redeemed prior to its Maturity Date except as provided in paragraph (b) above or (2) that this Note will be redeemable at the option of the Issuer and/or the holder of this Note prior to such Maturity Date in accordance with the provisions of paragraphs (c) and/or (d) above an Optional Redemption Date and at an Optional Redemption Amount and in any Minimum Redemption Amount or Higher Redemption Amount indicated therein or (3) that this Note will be redeemable in instalments and the relevant Instalment Amounts and Instalment Dates.
(f) Zero Coupon Notes, Low Interest (discount) Notes and High Interest (premium) Notes
(1) The amount payable in respect of any Zero Coupon Note, Low Interest (discount) Note or High Interest (premium) Note upon redemption of such Note pursuant to paragraph (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 11 shall be the Amortised Face Amount (calculated as provided below) of such Note.
(2) Subject to the provisions of sub-paragraph (3) below, the Amortised Face Amount of any Zero Coupon Note, Low Interest (discount) Note or High Interest (premium) Note shall be the sum of (A) the sum of (i) the Reference Price and (ii) the aggregate amortisation of the difference between the Reference Price and the nominal amount of the Note from, and including, the Issue Date to, but excluding, the date on which the Note is redeemed or becomes due and repayable as provided in Condition 11 at a rate per annum (expressed as a percentage) equal to the Amortisation Yield compounded annually and (B) interest (if any) accrued but unpaid to, but excluding, the date on which the Note is redeemed or becomes due and repayable as provided in Condition 11. Unless otherwise specified in the applicable Final Terms, where such calculation is to be made for a period other than a full year, it shall be made on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.
(3) If the amount payable in respect of any Zero Coupon Note, Low Interest (discount) Note or High Interest (premium) Note upon redemption of such Note pursuant to paragraph (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 11 is not paid when due, the amount due and repayable in respect of such Note shall be the Amortised Face Amount of such Note calculated pursuant to sub-paragraph (2) above, except that such sub-paragraph shall have effect as though the reference therein to the date on which the Note becomes due and repayable was replaced by a reference to the date (the “Reference Date”) which is the earlier of (A) the date on which all sums due in respect of the Note up to that day are received by or on behalf of the holder thereof and (B) the date on which the Agent has notified the holder in accordance with Condition 16 that it has received all sums due in respect thereof up to that date. The calculation of the Amortised Face Amount in accordance with this subparagraph will continue to be made, after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the nominal amount of such Note together with any interest which may accrue in accordance with Condition 5(c).
(g) Early Redemption Amounts
For the purposes of paragraph (b) above and Condition 11, unless otherwise indicated in the applicable Final Terms, Notes (other than Index Linked Redemption Notes and Dual Currency Redemption Notes) will be redeemed at their Early Redemption Amount, being (1) in the case of Fixed Rate Notes or Floating Rate Notes (other than Low Interest (discount) Notes and High Interest (premium) Notes) the Final Redemption Amount (2) in the case of Zero Coupon Notes, Low Interest (discount) Notes or High Interest (premium) Notes at the Amortised Face Amount of such Notes determined in accordance with paragraph (f) above, in each case in the relevant Specified Currency together with, in the case of Fixed Rate Notes redeemed pursuant to paragraph (b) above, interest accrued to, but excluding, the date fixed for redemption.
(h) Index Linked Redemption Notes and Dual Currency Redemption Notes
In respect of an Index Linked Redemption Note or a Dual Currency Redemption Note where the amount payable in respect of principal upon redemption (the “Final Redemption Amount”) falls to be determined by reference to the Index and/or the Formula or, as the case may be, the Rate of Exchange, the Final Redemption Amount shall be determined in accordance with the Index and/or the Formula or, as the case may be, the Rate of Exchange in the manner specified in the applicable Final Terms and each such Index Linked Redemption Note or Dual Currency Redemption Note shall, unless previously redeemed or purchased and cancelled as provided below, be redeemed at the applicable Final Redemption Amount together, where relevant, with interest accrued to, but excluding, the date fixed for redemption on the Maturity Date. In respect of an Index Linked Redemption Note or a Dual Currency Redemption Note where the amount payable on an early redemption (including an early redemption pursuant to Condition 11) in respect of principal only, principal and interest or interest only (the “Early Redemption Amount”) falls to be determined in whole or in part by reference to the Index and/or the Formula or, as the case may be, the Rate of Exchange, the Early Redemption Amount shall be calculated in accordance with the applicable Final Terms and shall be paid together with, in the case of a Fixed Rate Note where the Early Redemption Amount is calculated in respect of principal only, interest accrued to, but excluding, the date fixed for redemption.
(i) Purchase and Cancellation
The Issuer or the Guarantor (where the relevant Issuer is ASB Finance) may (subject as provided below and subject to the prior consent of APRA if the Notes of this Series are Subordinated Notes issued by CBA) at any time purchase Notes of this Series (provided that all unmatured Coupons appertaining to such Notes, if in definitive bearer form, are attached thereto or surrendered therewith) in any manner and at any price. If purchases are made by tender, tenders must be made available to all holders of Notes of this Series alike.
All Notes of this Series together, in the case of definitive Notes in bearer form, with all unmatured Coupons appertaining thereto, purchased by or on behalf of the Issuer (other than those purchased in the ordinary course of the business of dealing in securities) will be cancelled forthwith.
(j) Partly-Paid Notes
Partly-Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition as modified by the provisions of the applicable Final Terms.
(k) Instalments
Each Note which is redeemable in instalments will be redeemed in the Instalment Amounts and on the Instalment Dates, in the case of all instalments other than the final instalment by (in the case of Bearer Notes in definitive form) surrender of the relevant Receipt (which must be presented with the Note to which it appertains) or by (in the case of Notes represented by a global Note) presentation and endorsement of the global Note, and (in the case of the final instalment) by surrender of the relevant Note, all in accordance with Condition 7.
7 Payments and Exchange of Talons
(a) Payments in respect of definitive Bearer Notes

(1) Payments of principal and interest (if any) in respect of definitive Bearer Notes (if issued) will (subject as provided below) be made against surrender (or, in the case of part payment only, presentation and endorsement) of definitive Bearer Notes, Receipts or Coupons (which expression, in this Condition and Condition 10, shall not include Receipts or Talons), as the case may be, at any specified office of any Paying Agent outside Australia.
(2) In the case of Bearer Notes in definitive form, payments of principal in respect of instalments (if any), other than the final instalment, will (subject as provided below) be made against surrender (or, in the case of part payment only, presentation and endorsement) of the relevant Receipt. Payment of the final instalment will be made against surrender (or, in the case of part payment only, presentation and endorsement) of the relevant definitive Bearer Note. Each Receipt must be presented for payment of such instalment together with the relevant definitive Bearer Note against which the amount will be payable in respect of that instalment. If any definitive Bearer Notes are redeemed or become repayable prior to the Maturity Date in respect thereof, principal will be payable on surrender of each such Note together with all unmatured Receipts appertaining thereto. Unmatured Receipts and Receipts presented without the definitive Bearer Notes to which they appertain do not constitute obligations of the Issuer.
(3) All payments of principal and interest with respect to definitive Bearer Notes will be made outside Australia and (except as otherwise provided in paragraph (d) below) the United States. Payments in any currency other than euro in respect of definitive Bearer Notes will (subject as provided below) be made by transfer to an account (in the case of payment in Yen to a non-resident of Japan, a non-resident account) in the Specified Currency maintained by the payee with a bank in the principal financial centre of the country of the Specified Currency (or, if the Specified Currency is Australian dollars, in London or another place outside Australia) provided that if at any time such payments cannot (in the opinion of the Trustee) be so made, then payments will be made outside Australia in such other manner as the Issuer may, with the prior written approval of the Trustee, determine and notify in accordance with Condition 16. Payments in euro in respect of definitive Bearer Notes will be made by transfer to a euro account outside Australia (or any other account outside Australia to which euro may be transferred) specified by the payee.
(b) Payments in respect of definitive Registered Notes
Payments of principal in respect of definitive Registered Notes will (subject as provided in this Condition) be made against presentation and surrender of such Registered Notes at the specified office outside Australia of the Registrar by a cheque in the Specified Currency drawn on a bank in the principal financial centre of the country of the Specified Currency. Payments of interest in respect of definitive Registered Notes will (subject as provided in this Condition) be made by a cheque in the Specified Currency drawn on a bank in the principal financial centre of the country of the Specified Currency and posted on the business day in the city in which the Registrar has its specified office immediately preceding the relevant due date to the holder (or to the first named of joint holders) of the Registered Note appearing on the register at the close of business on the fifteenth day before the relevant due date (the “Record Date”) at his address shown on the register on the Record Date. Upon application of the holder to the specified office of the Registrar not less than three business days in the city in which the Registrar has its specified office before the due date for any payment in respect of a Registered Note, the payment of principal and/or interest may be made (in the case of payment of principal against presentation and surrender of the relevant Registered Note as provided above) by transfer on the due date to an account in the Specified Currency maintained by the payee with a bank in the principal financial centre of the country of the Specified Currency subject to the provisions of the following two sentences. If the Specified Currency is Australian dollars, payment will be made (in the case of a transfer to a bank account) by transfer to an account in London or another place outside Australia and, if the Specified Currency is Yen, payment will be made (in the case of payment to a non-resident of Japan) by cheque drawn on, or by transfer to a non-resident account. If the Specified Currency is euro, payment will be made to a euro account outside Australia (or any other account outside Australia to which euro may be transferred), as the case may be, specified by the payee.
(c) Payments in respect of global Notes
(1) Payments of principal and interest (if any) in respect of Notes represented by any global Note will (subject as provided below) be made in the manner specified in the relevant global Note against presentation and endorsement or surrender, as the case may be, of such global Note at the specified office of any Paying Agent outside Australia. A record of each payment made on such global Note, distinguishing between any payment of principal and interest, will be made on such global Note by the Paying Agent to which such global Note is presented for the purpose of making such payment, and such record shall (save in the case of manifest error) be conclusive evidence that the payment in question has been made.
(2) The holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer or, as the case may be, the Guarantor (where the relevant Issuer is ASB Finance) will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of Notes must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor (where the relevant Issuer is ASB Finance) to, or to the order of, the holder of the relevant global Note. Subject to Condition 12 and the Trust Deed, no person other than the holder of a global Note shall have any claim against the Issuer or, as the case may be, the Guarantor (where the relevant Issuer is ASB Finance) in respect of any payments due on that global Note.
(d) Payments of interest in U.S. dollars in respect of Bearer Notes
Notwithstanding the foregoing, payments of interest in U.S. dollars in respect of Bearer Notes will only be made at the specified office of any Paying Agent in the United States (which expression, as used herein, means the United States of America (including the States and District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)) (1) if (A) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment at such specified offices outside the United States of the full amount of interest on the Bearer Notes in the manner provided above when due, (B) payment of the full amount of such interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (C) such payment is then permitted under United States law and (2) at the option of the relevant holder if such payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences to the Issuer.
(e) [This paragraph is no longer applicable]
(f) Payments subject to applicable laws
Payments in respect of the Notes will be subject in all cases to any fiscal or other laws and regulations applicable thereto but without prejudice to the provisions of Condition 9.
(g) Unmatured Receipts, Coupons and Talons
(1) Fixed Rate Notes in definitive bearer form (other than Long Maturity Notes (as defined in subparagraph (2)), Index Linked Notes and Dual Currency Notes) should be presented for redemption together with all unmatured Coupons (which expression shall include Coupons falling to be issued on exchange of Talons which will have matured on or before the relevant redemption date) appertaining thereto, failing which, the amounts of any missing unmatured Coupons (or, in the case of payment of principal not being made in full, that proportion of the aggregate amount of such missing unmatured Coupons that the sum of principal so paid bears to the total principal amount due) will be deducted from the sum due for payment. Any amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupons at any time in the period expiring 10 years after the Relevant Date (as defined in Condition 9) for the payment of such principal, whether or not such Coupon would otherwise have become void pursuant to Condition 10 or, if later, five years from the due date for payment of such Coupon. Upon any Fixed Rate Note in definitive bearer form becoming due and repayable prior to its Maturity Date, all unmatured Receipts and Talons (if any) appertaining thereto will become void and no payments in respect of any such Receipts and no further Coupons in respect of any such Talons will be made or issued, as the case may be.
(2) Upon the due date for redemption of any Floating Rate Note, Long Maturity Note, Dual Currency Note or Index Linked Note in definitive bearer form, any unmatured Receipts, Coupons or Talons relating to such Note (whether or not attached) shall become void and no payment or exchange, as the case may be, shall be made in respect of them. Where any such

Note is presented for redemption without all unmatured Receipts, Coupons or Talons relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require. A Long Maturity Note is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Fixed Interest Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.
(h) Payments due on non-business days
If any date for payment of principal in respect of any Registered Note or any amount in respect of any Bearer Note, Receipt or Coupon is not a business day, then the holder thereof shall not be entitled to payment at the place of presentation of the amount due until the next following business day (unless otherwise specified in the applicable Final Terms) and shall not be entitled to any interest or other sum in respect of any such postponed payment. In addition if any date for the payment of interest by transfer to an account specified by the holder in respect of any Registered Note is not a business day, then the holder shall not be entitled to payment to such account until the next following business day and shall not be entitled to any interest or other sum in respect of any such postponed payment. In this Condition “business day” means, subject as provided in the applicable Final Terms:
(i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:
(A) the relevant place of presentation;
(B) London; and
(C) any Additional Financial Centre specified in the applicable Final Terms; and
(ii) either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open.
(i) Payment of accrued interest
If the due date for redemption of any interest bearing Bearer Note in definitive form is not a due date for the payment of interest relating thereto, interest accrued in respect of such Note from, and including, the last preceding due date for the payment of interest (or, if none, from the Interest Commencement Date) will be paid only against surrender (or, in the case of part payment, presentation and endorsement) of such Note.
(j) Exchange of Talons
On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Paying Agent in Luxembourg (or any other Paying Agent notified by the Issuer to the Noteholders in accordance with Condition 16 for the purposes of this paragraph) in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to, and including, the final date for the payment of interest due in respect of the Bearer Note in definitive form to which it appertains) a further Talon, subject to the provisions of Condition 10. Each Talon shall, for the purposes of these Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the Coupon sheet in which that Talon was included on issue matures.
(k) Initial Paying Agents
The names of the initial Agent and the other initial Paying Agents and their initial specified offices in respect of this Series of Notes are set out below. The Issuer may at any time, with the approval of the Trustee, vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will, so long as any of the Notes of this Series is outstanding, maintain (i) an

Agent, (ii) a Paying Agent (which may be the Agent) having a specified office in a leading financial centre in Europe approved by the Trustee, (iii) so long as any Notes of this Series are admitted to the Official List and to trading on the London Stock Exchange plc’s market for listed securities or on another stock exchange, a Paying Agent (which may be the Agent) having a specified office in London or other place as may be required by that stock exchange and (iv) a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.
In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in paragraph (d) of this Condition. Any such variation, termination or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 days’ prior notice thereof shall have been given to the holders of the Notes of this Series in accordance with Condition 16 and provided further that neither the resignation nor the removal of the Agent shall take effect, except in the case of insolvency as aforesaid, until a new Agent approved by the Trustee has been appointed. Notice of any change in or addition to the Paying Agents or their specified offices will be given by the Issuer promptly in accordance with Condition 16.
8 [This Condition is no longer applicable].
9 Taxation
All payments of, or in respect of, principal and interest on the Notes of this Series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the Commonwealth of Australia (if the Issuer is CBA) or New Zealand or the United Kingdom (if the Issuer is ASB Finance) and (in either case) any Taxing Jurisdiction or any political sub-division thereof or any authority thereof or therein having power to tax unless such Taxes are required by law to be withheld or deducted. In that event, the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) will pay such additional amounts of, or in respect of, principal and/or interest as will result (after deduction of the Taxes) in payment to the holders of the Notes of this Series and/or the Coupons relating thereto of the amounts which would otherwise have been payable in respect of the Notes of this Series or, as the case may be, Coupons relating thereto, except that no such additional amounts shall be payable with respect to any Note of this Series or Coupon relating thereto presented for payment: (a) by or on behalf of a holder who is subject to such Taxes in respect of such Note or Coupon by reason of his being connected with the Commonwealth of Australia (if the Issuer is CBA) or New Zealand or the United Kingdom (if the Issuer is ASB Finance) and (in either case) a Taxing Jurisdiction other than by reason only of the holding of the Note or Coupon;
(b) if the Issuer is CBA, by or on behalf of a holder who is an associate (as that term is defined in section 128F of the Income Tax Assessment Act 1936 of Australia (the “Australian Tax Act”)) of the Issuer and the payment being sought is not, or will not be, exempt from interest withholding tax because of section 128F(6) of the Australian Tax Act;
(c) if the Issuer is ASB Finance, with respect to any withholding or deduction for or on account of New Zealand resident withholding tax;
(d) if the Issuer is ASB Finance, by or on behalf of a holder if such withholding or deduction may be avoided (and has not been so avoided) by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in New Zealand, unless such holder proves that he is not entitled so to comply or to make such declaration or claim;
(e) more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such additional amount on presenting the same for payment on the last day of such period of 30 days;
(f) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or (g) by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a member state of the European Union which does not impose such withholding or deduction. The “Relevant Date” in relation to any Note or Coupon of this Series means whichever is the later of:
(i) the date on which payment in respect of such Note or Coupon first becomes due and payable; or
(ii) if the full amount of the moneys payable in respect of such Note or Coupon has not been duly received by the Agent or the Trustee on or prior to such date, the date on which notice is duly given to the Noteholders of this Series in accordance with Condition 16 that such moneys have been so received.
The “Taxing Jurisdiction” in relation to any Note or Coupon of this Series means the jurisdiction, if any, named in the applicable Final Terms as being the jurisdiction wherein the Issuer’s borrowing office is located for this Series of Notes if such borrowing office is not located in the Commonwealth of Australia (if the Issuer is CBA) or the United Kingdom (if the Issuer is ASB Finance).
References in these Conditions to principal and interest shall be deemed also to refer (as appropriate) (i) to any additional amounts which may be payable under this Condition 9 or under any obligation undertaken in addition hereto or in substitution herefor pursuant to the Trust Deed, (ii) in relation to Zero Coupon Notes, Low Interest (discount) Notes or High Interest (premium) Notes, to the Amortised Face Amount, (iii) in relation to Index Linked Redemption Notes, to the Final Redemption Amount or Early Redemption Amount, (iv) in relation to Dual Currency Notes, to the principal and interest in the relevant Specified Currency and (v) to any premium which may be payable in respect of the Notes.
If the Issuer is ASB Finance, where used in the remaining provisions of this Condition, “Interest” means interest (as defined under New Zealand taxation legislation) for withholding tax purposes, which under current legislation includes the excess of the redemption amount over the issue price of any Note as well as coupon interest paid on such Note.
New Zealand Resident Withholding Tax
To the extent New Zealand law requires, ASB Finance and the Guarantor (where the relevant Issuer is ASB Finance) will deduct New Zealand resident withholding tax from the payment of Interest to the holder of any Note, on any Interest Payment Date or the Maturity Date, if: (a) the recipient is a resident of New Zealand for income tax purposes or such recipient carries on business in New Zealand through a fixed establishment (as defined for New Zealand income tax purposes) in New Zealand (a “New Zealand Holder”); and
(b) at the time of such payment the New Zealand Holder does not hold a valid certificate of exemption for New Zealand resident withholding tax purposes. Prior to any Interest Payment Date or the Maturity Date, any New Zealand Holder:
(a) must notify ASB Finance and the Guarantor (as the case may be) that the New Zealand Holder is the holder of a Note; and
(b) must notify ASB Finance and the Guarantor (as the case may be) or any Paying Agent of any circumstances, and provide ASB Finance and the Guarantor (as the case may be) or the relevant Paying Agent with any information, that may enable ASB Finance or the Guarantor (as the case may be) to make the payment of Interest to the New Zealand Holder without deduction on account of New Zealand resident withholding tax.
The New Zealand Holder must notify ASB Finance and the Guarantor (as the case may be) prior to any Interest Payment Date or the Maturity Date, of any change in the New Zealand Holder’s circumstances from those previously notified that could affect the payment obligations of ASB Finance in respect of this Note or (as the case may be) the payment obligations of the Guarantor under guarantee of that Note. By accepting payment of the full face amount of a Note or any Interest thereon on any Interest Payment Date or the Maturity Date, the New Zealand Holder undertakes to indemnify ASB Finance and the Guarantor (as the case may be) for all purposes in respect of any liability ASB Finance and the Guarantor (as the case may be) may incur for not deducting any amount from such payment on account of New Zealand resident withholding tax.
Only a New Zealand Holder will be obliged to make the notification referred to above and no other holder will be required to make any certification that it is not a New Zealand Holder.
New Zealand Non-Resident Withholding Tax
To the extent that New Zealand law requires ASB Finance under the Notes or the Guarantor under the guarantee of Notes issued by ASB Finance to deduct New Zealand non-resident withholding tax from the payment of interest in respect of a Note, ASB Finance and the Guarantor may, and intends (for so long as the relevant party does not incur any increased cost or detriment from doing so) to reduce the applicable rate of non-resident withholding tax to zero per cent by registering the Notes with the New Zealand Inland Revenue Department and paying, on the relevant party’s own account, an approved issuer levy (which is currently equal to 2 per cent. of the relevant interest payment). The approved issuer levy regime will not apply to payments to an “associate” (as defined under the Income Tax Act of New Zealand).
Where interest is paid in respect of a Note and the recipient:
(a) is not a New Zealand Holder; and
(b) derives such interest jointly with one or more persons, and one or more of those persons is a resident in New Zealand for income tax purposes, the approved issuer levy regime will not apply to the non-New Zealand Holder and (subject to any applicable double tax treaty) the New Zealand non-resident withholding tax imposed will equate to the applicable rate of New Zealand resident withholding tax.
10 Prescription
Claims for payment of principal under the Notes (whether in bearer or registered form) shall be prescribed upon the expiry of 10 years, and claims for payment of interest (if any) in respect of the Notes (whether in bearer or registered form) shall be prescribed upon the expiry of five years, in each case from the Relevant Date (as defined in Condition 9) therefor subject to the provisions of Condition 7. There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 7.
11 Events of Default
(a) Unsubordinated Notes
If the Notes of this Series are Unsubordinated Notes, the Trustee at its discretion may, and if so requested in writing by Noteholders holding at least one-fifth in nominal amount of the Notes of this Series then outstanding or if so directed by an Extraordinary Resolution shall (subject to the Trustee having been indemnified or provided with security to its satisfaction), give notice to the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) (but, in the case of any of the events mentioned in paragraphs (ii), (iii), (iv) and (v) below only if the Trustee shall first have certified in writing that such event is, in its opinion, materially prejudicial to the interests of such Noteholders) that the Notes of this Series are, and they shall immediately become, due and repayable at the amount provided in, or calculated in accordance with, Condition 6(g) or 6(h) (as applicable), together with accrued interest as provided in the Trust Deed, if any of the following events (“Events of Default”) shall occur:
(i) the Issuer and (where the relevant Issuer is ASB Finance) the Guarantor fails to pay the principal of the Notes of this Series when due or fails to pay any interest due thereon within 14 days of the due date; or
(ii) the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) defaults in performance or observance of or compliance with any of its other undertakings set out in the Notes of this Series or the Trust Deed which default is incapable of remedy or which, if capable of remedy, is not, in the opinion of the Trustee, remedied within 30 days after notice of such default shall have been given to the Issuer and the Guarantor (if the relevant Issuer is ASB Finance) by the Trustee; or
(iii) (A) any other present or future indebtedness of the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) for or in respect of moneys borrowed or raised (not being moneys borrowed or raised in the ordinary course of business) becomes due and payable prior to its stated maturity as a result of a default by the Issuer or the Guarantor (where the relevant Issuer is ASB Finance); or

(iii) (B) any such indebtedness is not paid when due or (as the case may be) within any applicable grace period therefor; or
(iii) (C) the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) fails to pay when due or expressed to be due any amount payable or expressed to be payable by it under any present or future guarantee or indemnity for any moneys borrowed or raised (not being a guarantee or indemnity given in the ordinary course of business); or
(iii) (D) any mortgage, charge, pledge or other encumbrance, present or future, created or assumed by the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) becomes enforceable and the holder thereof takes any steps to enforce the same; or
(iv) the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) becomes insolvent or its debts are not paid as they mature or the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) applies for or consents to or suffers the appointment of a liquidator or receiver of the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) or the whole or any part of the undertaking, property, assets or revenues of the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) or takes any proceeding under any law for a readjustment or deferment of its obligations or any part thereof or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors; or
(v) any law is passed the effect of which is to dissolve the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) or the Issuer (where the relevant Issuer is CBA) or the Guarantor (where the relevant Issuer is ASB Finance) ceases to carry on a general banking business in the Commonwealth of Australia (if the Issuer is CBA) or New Zealand (if the Issuer is ASB Finance) or the Issuer (where the relevant Issuer is CBA) or the Guarantor (where the relevant Issuer is ASB Finance) ceases to be authorised to carry on a general banking business within the Commonwealth of Australia (if the Issuer is CBA) or New Zealand (if the Issuer is ASB Finance); or
(vi) (where the relevant Issuer is ASB Finance) the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force and effect.
(b) Subordinated Notes issued by CBA
(i) If the Notes of this Series are Subordinated Notes issued by CBA and if default is made in the payment of any principal or interest due in respect of the Notes of this Series and such default continues for a period of 15 days the Trustee may, subject as provided below, at its discretion and without further notice, institute proceedings for the winding up of CBA in Australia (but not elsewhere) but may take no further action in respect of such default, provided that the Trustee shall not have the right to institute such proceedings if CBA withholds or refuses any such payment (A) in order to comply with any fiscal or other law or regulation (including without limitation the regulations issued by APRA) or with the order of any court of competent jurisdiction, in each case applicable to such payment, or (B) (subject as provided in the Trust Deed) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability, at any time during the said period of 15 days, by independent legal advisers acceptable to the Trustee.
(ii) If, otherwise than for the purposes of a reconstruction or amalgamation on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the holders of the Notes of this Series (A) an order is made or an effective resolution is passed for the winding up of CBA in Australia (but not elsewhere) or (B) any law is passed the effect of which is to dissolve CBA or (C) CBA ceases to carry on a general banking business in the Commonwealth of Australia or (D) CBA ceases to be authorised to carry on a general banking business within the Commonwealth of Australia, then, in any such case, the Trustee may, subject as provided below, at its discretion, give notice to CBA that the Notes of this Series are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount, plus accrued interest as provided in the Trust Deed.

(iii) Without prejudice to paragraphs (i) and (ii) above, the Trustee may, subject as provided below, at its discretion and without further notice, institute such proceedings against CBA as it may think fit to enforce any obligation, condition or provision binding on CBA under the Notes of this Series, the relative Coupons or the Trust Deed (other than any obligation for the payment of any principal or interest in respect of the Notes of this Series), provided that CBA shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the Notes of this Series sooner than the same would otherwise have been payable by it or any damages. (iv) The Trustee shall be bound to take action as referred to in paragraphs (i), (ii) and/or (iii) above if it shall have been so requested in writing by holders of the Notes of this Series holding at least one-fifth in nominal amount of the Notes of this Series then outstanding or if so directed by an Extraordinary Resolution. The Trustee is not obliged to take action as referred to in paragraphs (i), (ii) and/or (iii) above unless it has been indemnified and/or secured to its satisfaction.
(v) No holder of Notes shall be entitled to proceed directly against CBA pursuant to paragraph (iii) above unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and such failure is continuing. No such holder shall be entitled either to institute proceedings in Australia (or elsewhere) for the winding up of CBA or to submit a claim in such winding up, except that if the Trustee, having become bound to institute such proceedings as aforesaid, fails to do so, or, being able and bound to submit a claim in such winding up, fails to do so, in each case within a reasonable period and such failure is continuing, then any such holder may, on giving an indemnity satisfactory to the Trustee, in the name of the Trustee (but not otherwise), himself institute proceedings for the winding up of CBA in Australia (but not elsewhere) and/or submit a claim in such winding up to the same extent (but not further or otherwise) that the Trustee would have been entitled to do so.
12 Enforcement of Rights
If the Notes of this Series are Unsubordinated Notes, no holder of a Note or Coupon of this Series is entitled to proceed directly against the Issuer or the Guarantor (where the relevant Issuer is ASB Finance) unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.
13 Meetings of Noteholders; Modifications of Conditions; Substitution; Waiver
The Trust Deed contains provisions for convening meetings of holders of the Notes of this Series to consider any matters affecting their interests, including modifications of the terms and conditions of the Notes of this Series and the Trust Deed. Any such modification must be authorised by an Extraordinary Resolution which is defined in the Trust Deed to mean a resolution passed by a majority consisting of not less than three-quarters of the votes cast at a meeting of the holders of the Notes of this Series duly convened and held and, if the Notes of this Series are Subordinated Notes and issued by CBA, any such modification which affects the subordination or stated maturity of the Notes of this Series (being a modification of Condition 3, 6(b), 6(c), 6(d), 6(i) or 11) may only be made with the prior consent of APRA. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing a clear majority in nominal amount of the Notes of this Series for the time being outstanding or, at any adjourned meeting, one or more persons being or representing the holders of the Notes of this Series whatever the nominal amount of Notes of this Series so held or represented; provided that at any meeting the business of which includes the modification of certain terms, including any reduction or cancellation of, or modification of the method of calculating, the amount payable in respect of the Notes of this Series, any modification of, or of the method of calculating, the date of payment of principal or interest in respect of the Notes of this Series or any modification of the currency of payment of the Notes of this Series or the Coupons relating thereto, the quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting, not less than one-third, in nominal amount of Notes of this Series for the time being outstanding. A resolution duly passed at a meeting of holders of the Notes of this Series shall be binding on all the holders of the Notes of this Series (whether present at the meeting or not) and on all the holders of Coupons relating thereto.
The Trustee may agree without the consent of the holders of the Notes of this Series or the holders of Coupons relating thereto to any modifications to the terms and conditions of the Notes of this Series or the Coupons relating thereto or to the provisions of the Trust Deed which in its opinion are of a formal, minor or technical nature, are made to correct a manifest error or (not being such a modification as is mentioned in the proviso to the third sentence of the preceding paragraph) are not materially prejudicial to the interests of the holders of the Notes of this Series provided that, if the Notes of this Series are Subordinated Notes and issued by CBA, any such modification which affects the subordination or stated maturity of the Notes of this Series (being a modification of Condition 3, 6(b), 6(c), 6(d), 6(i) or 11) may only be agreed to by the Trustee if the prior consent of APRA has been obtained.
The Trustee may also agree without the consent of the holders of the Notes of this Series or the holders of the Coupons relating thereto to the substitution of any other corporation in place of the Issuer as principal debtor under the Trust Deed, the Notes of this Series and the Coupons relating thereto, or the Guarantor (where the relevant Issuer is ASB Finance) under the Trust Deed, subject as provided in the Trust Deed. The Trustee may without the consent of the holders of the Notes of this Series or the holders of Coupons relating thereto authorise or waive any breach or proposed breach by the Issuer or the Guarantor of any of the provisions of the Trust Deed and/or the Notes of this Series or the Coupons relating thereto or determine that any act or omission which constitutes, or would or might on its own or together with any other act or omission constitute, an Event of Default which, in the opinion of the Trustee, is not materially prejudicial to the interests of the holders of the Notes of this Series shall, notwithstanding Condition 11, not be an Event of Default.
The Trustee shall, in connection with the exercise by it of any of the powers, trusts or discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution) vested in it by the Trust Deed or these Conditions, have regard to the interests of the holders of the Notes of this Series or the holders of the Coupons relating thereto as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of the exercise of any of its powers, trusts or discretions for individual holders of the Notes of this Series or Coupons relating thereto, resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any holder of a Note of this Series or any holder of a Coupon relating thereto be entitled to claim, from the Issuer or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual holders of the Notes of this Series or Coupons relating thereto except to the extent already provided for in Condition 9 and/or any undertaking given in addition to, or in substitution for, Condition 9 pursuant to the Trust Deed.
14 Indemnification of the Trustee
The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and/or any entity controlled by it without accounting for any profit resulting therefrom.
15 Replacement of Notes and Coupons
If any Note (including a global Note) or Coupon is mutilated, defaced, stolen, destroyed or lost, it may be replaced at the specified office of the Agent on payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacement Notes or Coupons will be issued.
16 Notices
(a) All notices regarding Registered Notes of this Series (if any) will be valid if mailed to the holders (or the first named of joint holders) at their respective addresses in the register of holders and will be deemed to have been given on the fourth weekday after the date of mailing. (b) All notices regarding the Bearer Notes of this Series (if any) will be valid if published in one leading London daily newspaper (which is expected to be the Financial Times) or, if this is not practicable, one other English language daily newspaper approved by the Trustee with general circulation in Europe and shall, if published more than once, be deemed to be given on the date of the first such publication. Holders of Coupons appertaining to Bearer Notes in definitive form of this Series will be deemed for all purposes to have notice of the contents of any notice given to the holders of the Bearer Notes of this Series in accordance with this paragraph (b).

(c) Until such time as any definitive Notes are issued, there may, so long as all the global Notes for this Series are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted, in relation only to this Series, for such publication as aforesaid the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg, as appropriate, for communication by it or them to the holders of the Notes of this Series. Any such notice shall be deemed to have been given to the holders of the Notes of this Series the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg, as the case may be. (d) Notwithstanding paragraph (b) of this Condition 16, in any case where the identity and addresses of all the holders of Bearer Notes in definitive form is known to the Issuer, notices to such holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addresses.
(e) Notices to be given to the Issuer by any holder of Notes under Condition 6(d) shall be in writing and given by lodging the same, together with the relative definitive Note or Notes, with the Agent. Whilst any Notes are represented by a global Note held on behalf of Euroclear and/or Clearstream, Luxembourg, such notices may be given by a holder of any Notes so represented to the Agent via Euroclear and/ or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg may approve for this purpose.
17 Further Issues
The Issuer shall be at liberty from time to time without the consent of the holders of the Notes of this Series or the Coupons (if any) relating thereto to create and issue further Notes ranking pari passu in all respects (or in all respects save for the Issue Date or Interest Commencement Date, as the case may be, the Issue Price and the amount of the first payment of interest (if any) on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series (including the Notes of this Series). The Trust Deed contains provisions for convening a single meeting of the holders of the Notes of this Series and the holders of Notes of other Series in certain circumstances where the Trustee so decides.
18 Disapplication of Contracts (Rights of Third Parties) Act 1999
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of any Note but this does not affect any right or remedy of any person which exists or is available apart from that Act.
19 Governing Law
The Notes of this Series, the Coupons (if any) relating thereto and the Trust Deed are governed by, and will be construed in accordance with, English law and the Issuer and the Guarantor have, in the Trust Deed, submitted to the jurisdiction of the courts of England and (where the Issuer is CBA) to the courts of the Commonwealth of Australia or (in the case of the Guarantor and where the Issuer is ASB Finance) New Zealand for all purposes in connection with the Notes of this Series, any Coupons relating thereto and the Trust Deed and CBA has appointed the General Manager, Europe from time to time of CBA located at its London branch (currently at Senator House, 85 Queen Victoria Street, London EC4V 4HA) to receive service of process in any action which may be instituted in England based on any of such Notes or Coupons or the Trust Deed. Each of ASB Finance and the Guarantor agrees that the service of process in any action which may be instituted in England based on any of such Notes of Coupons or the Trust Deed may be served on it by being delivered to ASB Finance Limited, London Branch (currently at Senator House, 85 Queen Victoria Street, London EC4V 4HA).